UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/13/2012

OYO GEOSPACE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13601

DE	76-0447780
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7007 Pinemont Drive, Houston, TX 77040
(Address of principal executive offices, including zip code)

(713) 986-4444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As a result of the offering of shares of common stock of OYO Geospace Corporation (the "Company") by OYO Corporation U.S.A., as described in Item 8.01 of this Current Report on Form 8-K and in the attached press release, and the anticipated sale of such shares, Mr. Takashi Kanemori, who has been a director of the Company since 2009, has declined to stand for re-election at the Company's upcoming Annual Meeting of Stockholders. Mr. Kanemori is the President of OYO Corporation U.S.A. and a senior executive officer of OYO Corporation, the sole stockholder of OYO Corporation U.S.A. Mr. Kanemori has agreed to finish the remainder of his term, which will expire on April 10, 2012 in connection with the Annual Meeting of Stockholders of the Company. Mr. Kanemori does not serve on any committees of the Board of Directors of the Company. A director nominee to replace Mr. Kanemori will be named in the proxy statement filed by the Company for the 2012 Annual Meeting of Stockholders, which will be held on April 10, 2012.

Item 8.01.    Other Events

On February 13, 2012, the Company issued a press release announcing the commencement of a registered, underwritten public offering by OYO Corporation U.S.A., a stockholder of the Company, of shares of common stock of the Company. A copy of the press release is attached hereto as Exhibit 99.1. The foregoing description is qualified in its entirety by reference to such exhibit.

This Current Report on Form 8-K and the press release is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein or therein, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Press Release dated February 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYO GEOSPACE CORPORATION

Date: February 13, 2012	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated February 13, 2012.